UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2005

BP International, Inc.
(Exact name of small business issuer as specified in its charter)

Delaware	95-3937129
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

510 West Arizona Ave, DeLand, FL 32720
(Address of principal executive offices)

Registrant's telephone number including area code: 386.943.6222

Item 4.01 Changes in Registrant's Certifying Accountant.

(b) On May 20, 2005 the Registrant engaged Daszkal Bolton LLP, as the Registrant's independent accountants to report on the Company's balance sheet as of May 31, 2005, and the related statements of income, stockholders' equity and cash flows for the one year period then ended. The decision to appoint Daszkal Bolton LLP  was approved by the Registrant's Board of Directors. On April 26, 2005, Tschopp, Whitcomb & Orr, P.A. resigned as our independent accountants, an event which we reported on Form 8-K on April 28, 2005. Daszkal Bolton LLP maintains their office at 2401 NW Boca Raton Blvd., Boca Raton, FL 33431.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BP International, Inc.
May 23, 2005

/s/ Larry Ball
___________________________________________
Larry Ball,
President of BP International, Inc.